Exhibit 99.1

Non-binding English Translation of Power of Attorney

THE TEXT OF THIS DOCUMENT IN ENGLISH LANGUAGE IS A TRANSLATION PREPARED FOR INFORMATION PURPOSES ONLY. THE TRANSLATION MAY CONTAIN DISCREPANCIES AND OMISSIONS AND DOES NOT REPLACE THE RUSSIAN TEXT OF THE DOCUMENT. IN ANY AND ALL CASES THE TEXT OF THIS DOCUMENT IN RUSSIAN LANGUAGE SHALL PREVAIL.

POWER OF ATTORNEY NO. 147-11

City of Moscow, fourteenth of March, twenty eleven

Hereby, Open Joint Stock Company Federal Grid Company of the Unified Energy System (hereinafter, JSC FGC UES) established by Order No. 42-r of June 18, 2002 of JSC RAO UES of Russia, PSRN 1024701893336, TIN 4716016979, located at: 5A, Akademika Chelomeya street, Moscow, Russia, 117630, represented by Chairman of the Management Board of JSC FGC UES Budargin Oleg Mikhailovich (born 1960, passport: 04 05 010101, department code 242-044, issued by the Department of Internal Affairs of Norilsk, Krasnoyarksk Region on December 8th, 2005), acting in accordance with the Articles of Association of JSC FGC UES, has authorized

Director on Corporate Governance and Strategic Communications of JSC FGC UES Furgalsky Vladimir Vladimirovich (born March 8th, 1977, passport 40 99 125143 issued on May 27, 1999 by 25th Police Department of Primorsky District, St. Petersburg, department code 782-025, registered at: Apt. 657, 1/4 Kochnovsky Lane, Moscow) to perform the following actions on behalf of JSC FGC UES:

1.               Represent interests of JSC FGC UES in all commercial and non-commercial organizations, to all citizens (including self-employed citizens), in all government agencies (including the Federal Antimonopoly Service, the Federal Service for Financial Markets and its regional branches, the Federal Agency for Federal Property Management, the Energy Ministry of the Russian Federation and the Ministry of Economic Development), local authorities of the Russian Federation, and in interactions with foreign residents and organizations and perform activities, including, without limitations, the following:

1.1.      submit, obtain, request and sign all necessary documents on behalf of JSC FGC UES (applications, notifications, motions, certificates, certificates of state registration and other documents) for the purposes of:

•                  state registration of subsidiaries and dependent companies of JSC FGC UES;

•                  state registration of changes and amendment to the Articles of Association of JSC FGC UES as amended and restated; and

•                  obtaining licenses for business operations of JSC FGC UES to the extent of his authority.

1.2.      submit, obtain, request and sign all necessary documents on behalf of JSC FGC UES (resolutions to issue securities, securities prospectuses, securities issue reports, notifications, applications, motions, certificates and other documents):

•                  for the purpose of registration of securities issuing of JSC FGC UES;

•                  related to JSC FGC UES information disclosure on the capital market as set forth in the applicable law of the Russian Federation; and

•                  related to JSC FGC UES securities trading at the organized markets (stock exchanges).

2.               Sign and/or submit questionnaires, application forms, instructions, requests and other documents to the Depository;

change depository account details and depositor’s form;

sign and/or submit to the Depository all types of deposit orders initiating security transactions on deposit accounts;

obtain responses, abstracts and notifications on securities transactions on deposit accounts;

make payments for services under invoices issued by the Depository; and

obtain, transfer and sign other necessary documents, perform any other operations to the extent of authority set forth in this item.

3.               Make legal efforts related to arising, exercising, amendment and termination of JSC FGC UES rights related to legal entities to which JSC FGC UES acts as founder, participant, shareholder, member of organization, trustee, pledgee or in any other capacity to the extent established by the laws of the Russian Federation, including:

•                  nominate representatives of JSC FGC UES to the management and control bodies and request convening of general meetings of shareholders (members/participants) on behalf of JSC FGC UES;

•                  request information and documents;

•                  represent JSC FGC UES at the general meetings of shareholders (members/participants), address such meetings on behalf of JSC FGC UES, make proposals and vote on the meeting agenda, make statements on behalf of JSC FGC UES and sign the necessary documents on behalf of JSC FGC UES;

•                  sign forms of registered persons and any other documents required to open and keep personal accounts in the securities registers (hereinafter, “Register”);

•                  sign transfer and pledge orders and any other documents required to make personal account transactions in Registers;

•                  obtain statements of transactions closed on personal accounts, sign requests to obtain such statements and any other documents required to obtain extracts from the Register;

•                  obtain from, and submit to the Registrar any documents and information;

•                  sign any other documents, obtain and submit documents and information related to representation of JSC FGC UES interests in any legal entities; and

•                  execute other rights and perform obligations of a shareholder (member, participant, founder) set forth in the foundation and internal documents of the legal entities where JSC FGC UES participates and in the law of the Russian Federation.

4.               Conclude (amend, add, terminate and extend) agreements on behalf of JSC FGC UES of the value not exceeding twenty million rubles (RUR 20,000,000), including but not limited to the following agreements:

•                  paid services agreements on information, review, consultation, audit and express services related to corporate governance; services to develop, produce and purchase promotional goods and souvenirs (including business entertainment); Company’s website administration and upgrading services; services to publish and distribute corporate newspaper and media monitoring services; and services to hold corporate events and exhibitions;

•                  contract agreements (on video and souvenirs production);

•                  supply agreements on print materials, advertising and souvenir products;

•                  deposit agreements;

•                  agency agreements;

•                  property (share) trust management agreements;

•                  agreements/contracts with depositary banks on issuing, trading and servicing depositary receipts;

•                  confidentiality agreements related to contract performance;

•                  cooperation agreements;

•                  agreements related to listing and trading securities of JSC FGC UES on stock exchange; and

•                  confidentiality agreements related to JSC FGC UES corporate governance transactions.

5.               Conclude (amend, add, terminate and extend) the following agreements without any limits on contract price:

•                  agreements on keeping and storing shareholders’ register of JSC FGC UES or any other agreements between JSC FGC UES and the registrar;

•                  agreements related to keeping and recording income history of dividend recipients (including the execution of income statements and services to file reports with tax authorities regarding dividend accrual and payment).

6.               Sign acts, including product/work acceptance certificates, waybills and invoices under the agreements specified in Items 4 and 5 hereof.

7.               Subject to assignments set forth in this Power of Attorney:

•                  sign and submit the required documents (letters, requests, applications, notifications, motions, certificates, resolutions and any other documents);

•                  request and obtain all necessary documents (extracts, certificates, notifications, confirmations, permits, resolutions and any other documents);

•                  certify copies of documents.

8.               Perform any other actions in compliance with the laws of the Russian Federation.

Authority under this Power of Attorney may be transferred (trusted) to another person.

This Power of Attorney is issued for one year.

Chairman of the Management Board

O.M. Budargin

City of Moscow,

fourteenth of March, twenty eleven

This Power of Attorney is certified by me, Baybarash Oksana Victorovna, Notary Public of Moscow.

This Power of Attorney is issued on behalf of Open Joint Stock Company Federal Grid Company of Unified Energy System by Chairman of the Management Board Budargin Oleg Mikhailovich who signed it in my presence. Legal capacity of Open Joint Stock Company Federal Grid Company of Unified Energy System and the authority of its representative have been checked. The signatory is personally known to me and his legal capacity has been checked.

Entered in the register under No. 1D-326

Charged under tariff: RUR 750.00

Technical services: RUR 1,200.00

Confirmed outside the notary office at: 5A, Akademika Chelomeya street, Moscow, Russia, 117630

Notary Public: O.V. Baybarash